  EXHIBIT 3.1

02:55:36 p.m. 04-04-2024 | 4 | 7134567908
To: Page: 04 of 23 2024-04-04 21:55:56 GMT (7 irm, PC

Filed in the Office of	Business Number E0357962008-6
FVAguilar	Filing Number 20243972165
Secretary of State State Of Nevada	Filed On 4/4/2024 2:55:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Golden Matrix Group, Inc. Entity or Nevada Business Identification Number (NVID): E0357962008-6
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 72.2%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 8/1/2023

02:55:36 p.m. 04-04-2024 | 5 | 7134567908

To: Page: 05 of 23 2024-04-04 21:55:56 GMT (713) 456-7908 From: The Loev Law Firm, PC

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) See Exhibit A. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CEO 4 April 2024 Signature of Officer or Authorized Signer — Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See Exhibit A.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 8/1/2023

Exhibit A

1) ARTICLE III, Capital Stock, Section 1, is amended and restated to read as follows, which shall have no effect on any other portion of ARTICLE III, Capital Stock, or any previously designated shares of, or series of, preferred stock, which shall remain in full force and effect following this Amendment:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is three hundred and twenty million (320,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.00001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is three hundred million (300,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty million (20,000,000) shares, with all of such shares having a par value of $0.00001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions and relative, participating, optional, and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this ARTICLE III.”

2) Article IV, Section 2 (previously adopted by virtue of the Corporation’s approval of an Amendment to these Articles filed with the Nevada Secretary of State on June 29, 2022) is deleted in its entirety. Given this deletion, the Board of Directors of the Corporation is not classified and the “Class I,” “Class II,” and “Class III” distinctions shall not apply.

3) Article VI of the Articles is amended and restated as follows:

“ARTICLE VI

BYLAWS

The Board of Directors shall have the power to adopt, amend, restate, or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend, restate, or repeal the Bylaws.”

4) Article VII is amended and restated to read as follows:

“ARTICLE VII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the provisions of Nevada Revised Statutes (NRS) Sections 78.378 to 78.3793, inclusive.”